EXHIBIT 99

HASBRO AND DISCOVERY COMMUNICATIONS ANNOUNCE JOINT VENTURE TO CREATE TELEVISION NETWORK DEDICATED TO HIGH-QUALITY CHILDREN’S AND FAMILY ENTERTAINMENT AND EDUCATIONAL CONTENT

-- Multi-Platform Initiative Planned to Premiere in Late 2010; TV Network to Reach Approximately 60 Million Nielsen Households in the U.S. Served by Discovery Kids Channel --

-- Joint Media Call with Hasbro CEO and Discovery CEO at 8:15 AM Eastern Today; Hasbro Investor Call with Hasbro CEO and Hasbro CFO & COO at 8:45 AM Eastern Today; See Dial-in and Webcast Details at End of Release --

PAWTUCKET, R.I., and SILVER SPRING, Md. – Hasbro, Inc. (NYSE: HAS) and Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) today announced an agreement to form a 50/50 joint venture, including a television network and website, dedicated to high-quality children’s and family entertainment and educational programming built around some of the most well-known and beloved brands in the world.   As part of the transaction, the joint venture also will receive a minority interest in the U.S. version of Hasbro.com.

Both the network and the venture’s online component will feature content from Hasbro’s rich portfolio of entertainment and educational properties built over the past 90 years, including original programming for animation, game shows, and live-action series and specials.  New programming will be based on brands such as ROMPER ROOM, TRIVIAL PURSUIT, SCRABBLE, CRANIUM, MY LITTLE PONY, G.I. JOE, GAME OF LIFE, TONKA and TRANSFORMERS, among many others. The TV network and online presence also will include content from Discovery’s extensive library of award-winning children’s educational programming, such as BINDI THE JUNGLE GIRL, ENDURANCE, TUTENSTEIN, HI-5, FLIGHT 29 DOWN and PEEP AND THE BIG WIDE WORLD, as well as programming from third-party producers.

“Hasbro continues to evolve as a company with an unwavering vision of reimagining the potential of our incredible portfolio of brands well beyond traditional toys and games,” said Brian Goldner, Hasbro’s President and CEO.  “Today, consumers are embracing our powerful brands through unique and immersive entertainment and educational experiences in a number of areas, including movies and new digital platforms.

“We believe the time is right for Hasbro to take the next step into television through our partnership with Discovery Communications,” continued Goldner.  “David Zaslav and his talented team have the experience, track record and ambition necessary to make this joint venture a long-term success as we build this network.  We look forward to creating fun, stimulating and educational content that will allow us to deliver all-new brand experiences to the young and ‘young at heart’ – anywhere and anytime they want.”

“This joint venture reinforces Discovery’s strategy to develop strong brands, maximize the potential of our extensive distribution in the U.S. and work with the highest quality content partners to create long-term value,” said David Zaslav, President and CEO of Discovery Communications.  “Brian Goldner and the dynamic management team at Hasbro have a long track record of developing well-respected quality brands that entertain and encourage creative play. The combined assets of both partners provide a compelling platform for building a trusted children’s destination that engages and enlightens a thirsty and growing audience.”

At the closing of the transaction, Hasbro will purchase a 50% stake in the venture, which will hold the assets related to Discovery Kids Network in the U.S., for which Discovery Communications will receive $300 million.  The joint venture’s rebranded network is expected to debut in late 2010 reaching approximately 60 million Nielsen households in the U.S. with programming geared to boys and girls 14 years of age and under.  The joint venture also will participate in merchandising opportunities associated with on-air content. The closing of the transaction is subject to customary closing conditions including satisfaction of all requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Each company will have equal representation on a board of directors that will oversee a management team responsible for programming, scheduling and operations.  The search for a President and General Manager for the network will begin immediately.  Discovery Communications will handle advertising sales services, distribution, origination and other operational requirements for the proposed venture, while Hasbro will provide studio-produced programming.

Hasbro will also make a separate investment to establish a creative team that will allow Hasbro to create and produce the consumer-driven content children and families have come to expect from Hasbro’s unmatched brands.  Creative work will start in the next few months beginning with early stage development for properties including ROMPER ROOM, TONKA, G.I. JOE, TRANSFORMERS and MY LITTLE PONY.  The creative team will have the capability to produce animated, live-action, and game show programming as well as content designed for digital and mobile extensions.

Programming on the network will be designed to entertain and educate, echoing the popularity and appeal of Hasbro’s portfolio of brands and Discovery’s long-standing commitment to life-long learning with the goal of making our emerging networks more valuable to affiliates and more compelling for viewers.  In the tradition of Discovery Kids, this will include a number of daily hours voluntarily devoted to educational/informative content.

The network will continue to operate as Discovery Kids until the debut of the to-be-named channel and new programming slate. Discovery Communications will retain the Discovery Kids brand for, among other things, its international networks and its licensing and merchandising business.

Launched in 1996, Discovery Kids Channel has won multiple Daytime Emmys and Parents’ Choice Awards for its series and specials. Discovery Kids programming helps children satisfy their curiosity about a full range of science, adventure, exploration and natural history topics through documentaries, reality shows, scripted dramas and animated stories.

Hasbro was advised by The William Morris Agency (WMA), John Fogelman of WMA and Bank of America/Merrill Lynch & Co. in connection with this transaction.

Discovery was advised by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Conference Call and Webcast Details
At 8:15 a.m. Eastern today, Hasbro President and CEO Brian Goldner and Discovery Communications President and CEO David Zaslav will host a conference call for media to discuss the new joint venture.  To access the conference call, in the U.S. dial 1-800-573-4842, or outside of the U.S. dial 1-617-224-4327, and use the following passcode:  59518157.  A live webcast and replay of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com and Hasbro's website at www.hasbro.com.

At 8:45 a.m. Eastern today, Hasbro President and CEO Brian Goldner and Hasbro Chief Operating Officer and Chief Financial Officer David Hargreaves will host a conference call for Hasbro investors to further discuss the new joint venture.  Discovery President and CEO David Zaslav and Discovery CFO Brad Singer also will join the call.  To access the Hasbro investor conference call, in the U.S. dial 800-768-6544, or outside of the U.S. dial 785-830-7990.  A live webcast of the call will be available on Hasbro’s website at http://investor.hasbro.com and click on the webcast microphone.  The replay will be available on Hasbro’s web site approximately 2 hours following completion of the call.

About Hasbro

Hasbro, Inc. (NYSE:HAS) is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at http://www.hasbro.com. (C) 2009 Hasbro, Inc. All Rights Reserved.

About Discovery Communications

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s number one nonfiction media company reaching more than 1.5 billion cumulative subscribers in 170 countries.  Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Planet Green, Investigation Discovery and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com.  For more information, please visit www.discoverycommunications.com.

News Media Contacts:

For Hasbro:

Wayne Charness at 401-727-5983; wcharness@hasbro.com

For Discovery:

Michelle Russo at 240-662-2901; michelle_russo@discovery.com

Investor Relations Contacts:

For Hasbro:

Karen Warren at 401-727-5401; kwarren@hasbro.com

For Discovery:

Craig Felenstein at 212-548-5109; craig_felenstein@discovery.com

Certain statements contained in this press release, including statements related to the future expectations and timing for the rebranding of the network, the types of content which the parties currently plan to create and distribute via the network, and expectations for the performance of the rebranded network, constitute forward-looking statements.  Such forward-looking statements are subject to known and unknown risks and the actual actions or results may differ from these current expectations.  Factors which might cause a difference between actual and expected events include: (i) greater than expected costs or unexpected delays associated with the steps necessary to rebrand the network, (ii) greater than expected costs or unexpected delays related to Hasbro’s establishment and development of the team and infrastructure to create and produce content for the network, (iii) changes in plans with respect to the future content to be created for the network or the timing for its development, or with respect to the branding and marketing for the network, (iv) consumer interest in and acceptance of the network and its programming, or in entertainment-related product associated with the network, (v) the financial performance of the network and other factors which impact the resources the network has available and/or determines to spend on programming, advertising and marketing, (vi) the willingness and ability of Hasbro and Discovery to assist the network in meeting any financial shortfalls it may experience or to otherwise support the network, (vii) increased costs associated with, or delays in the production of, planned content for the network, (viii) other factors which may lead to changes in the branding of the network and/or the content to be developed for the network, as well as (ix) other factors which are discussed in Hasbro’s and Discovery’s public announcements and SEC filings.  Neither party undertakes any obligation to update these forward-looking statements for events occurring after the date of this press release.

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